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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: May 4, 2017

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-32347

(Commission File Number)

Delaware (State of Incorporation)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada (Address of Principal Executive Offices)	89511-1136 (Zip Code)

(775) 356-9029
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 8.01	Other Events.

Item 9.01	Financial Statements and Exhibits.

Signatures

Exhibit Index

Exhibit 10.1	Commercial Cooperation Agreement, dated as of May 4, 2017, by and between ORIX Corporation and Ormat Technologies, Inc.

Exhibit 10.2	Governance Agreement, dated as of May 4, 2017, by and between ORIX Corporation and Ormat Technologies, Inc.

Exhibit 10.3	Registration Rights Agreement, dated as of May 4, 2017, by and between ORIX Corporation and Ormat Technologies, Inc.

Exhibit 10.4	Lock-up Agreement, dated as of May 4, 2017, by and between Isaac Angel and Ormat Technologies, Inc.

Exhibit 10.5	Letter of Undertaking, dated as of May 4, 2017, by and between Doron Blachar and Ormat Technologies, Inc.

Exhibit 99.1	Press Release of Ormat Technologies, Inc. dated May 4, 2017

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01	Entry into a Material Definitive Agreement.

On May 4, 2017, Ormat Technologies, Inc. (the “Company”) entered into a Commercial Cooperation Agreement (the “Commercial Cooperation Agreement”), a Governance Agreement (the “Governance Agreement”), and a Registration Rights Agreement (the “Registration Rights Agreement” and, together with the Commercial Cooperation Agreement and the Governance Agreement, the “Transaction Agreements”), each with ORIX Corporation (“ORIX”).

The Transaction Agreements were entered into by the Company and ORIX in connection with the acquisition by ORIX, pursuant to a stock purchase agreement (the “Stock Purchase Agreement”) by and among ORIX, as purchaser, FIMI ENRG Limited Partnership, FIMI ENRG L.P. (such entities, collectively, “FIMI”), Bronicki Investments, Ltd. (“Bronicki”), Mr. Isaac Angel, our Chief Executive Officer, and Mr. Doron Blachar, our Chief Financial Officer, as sellers (collectively, the “Sellers”), of an aggregate approximately 11 million shares of common stock of the Company that are currently separately owned by FIMI, Bronicki, and each of Mr. Angel and Mr. Blachar, respectively (the “Shares”). Pursuant to the Stock Purchase Agreement, ORIX will pay to the Sellers as consideration for the Shares an aggregate approximately $627 million, which will be funded by ORIX with available corporate funds. Following consummation of the transactions contemplated by the Stock Purchase Agreement, ORIX will beneficially own approximately 22% of the outstanding shares of common stock of the Company.

The Transaction Agreements, together with the Stock Purchase Agreement, and the transactions contemplated by each of the Transaction Agreements and the Stock Purchase Agreement are sometimes collectively referred to herein as the “ORIX Transaction”.

In connection with the ORIX Transaction, the Board of Directors of the Company (the “Board”) agreed to waive the applicability of the restrictions on “business combinations” contained in Section 203 of the Delaware General Corporation Law (“Section 203”) to the purchase of the Shares by ORIX. Accordingly, such restrictions, which generally prohibit business combinations with a stockholder and its “affiliates” and “associates” (each as defined in Section 203) for three years following the acquisition of 15% or more of the outstanding voting stock of a corporation by such stockholder, will not apply to ORIX or any “affiliate” or “associate” thereof.

Commercial Cooperation Agreement

Pursuant to the Commercial Cooperation Agreement, the Company and its affiliates will have an exclusive right of first refusal to own, invest in, develop and operate new geothermal business opportunities outside the State of Japan that are sourced by or presented to ORIX or its affiliates after the effective date of the Commercial Cooperation Agreement, subject to certain limitations. The Company and its affiliates will also have the exclusive right to provide certain geological, engineering, procurement, construction, operational and/or management services, and be granted the option to acquire up to 49% ownership of all geothermal projects within the State of Japan that (i) are new geothermal business opportunities sourced by or presented to ORIX or its affiliates after the effective date of the Commercial Cooperation Agreement, (ii) have an expected generating capacity of greater than 15 MW and (iii) that are 100% owned by ORIX or its affiliates, or with respect to which ORIX or its affiliates have the ability to control all relevant decisions without being required to obtain any third party consent. Subject to certain limitations, ORIX and its affiliates will use their commercially reasonable efforts to engage the Company or its affiliates to provide certain geological, engineering, procurement, construction, operational and/or management services to all geothermal projects within the State of Japan that meet the foregoing criteria, but that have an expected generating capacity of 15 MW or less. Furthermore, ORIX will use commercially reasonable efforts to assist the Company and its affiliates in obtaining project financing for geothermal projects from certain providers of debt financing with which ORIX or its affiliates have a commercial relationship at the applicable time.

The Commercial Cooperation Agreement will be suspended during any period in which ORIX and its affiliates cease to own, collectively, at least 13% of the voting power of all of the outstanding common stock or other securities of the Company entitled to vote generally for the election of directors to the Board. During any such period, neither party to the Commercial Cooperation Agreement will have any obligations under the Commercial Cooperation Agreement nor will they be liable for any claims under the Commercial Cooperation Agreement that arise during such period. The Commercial Cooperation Agreement may not be terminated except (i) by mutual agreement of the parties thereto, (ii) on the effective date of termination of the Governance Agreement (other than a termination resulting from the breach thereof by ORIX or its affiliates), (iii) in the event of an uncured event of default or (iv) upon certain bankruptcy or insolvency events with respect to any of the parties thereto.

Governance Agreement

The Governance Agreement sets forth the rights and obligations of the Company and ORIX with respect to certain corporate governance matters of the Company, including, but not limited to, the appointment of directors to the Board, the composition of committees of the Board and voting with respect to matters submitted to a vote of the stockholders of the Company. The Governance Agreement also sets forth limitations on the ability of ORIX and its affiliates to acquire securities of the Company in excess of certain thresholds.

Pursuant to the Governance Agreement, the Company is required, immediately upon the closing of the transactions contemplated by the Stock Purchase Agreement, to (i) appoint the three directors designated by ORIX to the Board to fill the vacancies created by the resignation of three of the Company’s current directors from the Board and (ii) increase the size of the Board to nine directors and appoint the independent designee as a director to the Board. Candidates for the independent designee will be proposed to the Company by ORIX, and the Company and ORIX will jointly agree on an independent designee for nomination by the Board as an independent director, who shall be independent in accordance with the New York Stock Exchange listing standards and Securities and Exchange Commission (“SEC”) rules and regulations, and who shall not have, and for the three-year period prior to his or her designation, shall not have had, any material relationship with ORIX or any of its affiliates. ORIX’s right to designate director nominees and to propose and jointly designate for nomination the independent designee are subject to the following limitations:

●

if ORIX and its affiliates collectively hold less than 18%, but greater than or equal to 13% of the voting power of all the outstanding voting securities of the Company, ORIX will be entitled to designate two director nominees and to propose and, jointly with the Company, designate the independent designee;

●

if ORIX and its affiliates collectively hold less than 13%, but greater than or equal to 5% of the voting power of all the outstanding voting securities of the Company, ORIX will be entitled to designate one director nominee and will no longer be entitled to propose and, jointly with the Company, designate the independent designee; and

●	if ORIX and its affiliates collectively hold less than 5% of the voting power of all the outstanding voting securities of the Company, ORIX will not be entitled to designate any director nominees.

The Company and the Board will cause each director nominee designated by ORIX and the independent designee to be included in management’s slate of nominees for election as a director at each annual or special meeting of stockholders of the Company at which directors are to be elected. The Company will also use reasonable best efforts to cause the election of each such director nominee and independent designee and, in the event any such director nominee or independent designee fails to be elected or, following election, ceases to be a director for any reason, ORIX will have the right to designate replacement director nominees or fill the vacancy on the Board, as applicable, subject to approval by the Company. The Governance Agreement also provides that ORIX will vote or cause to be voted all securities beneficially owned by ORIX and its affiliates in favor of the election of all director nominees nominated by the Nominating and Corporate Governance Committee of the Board, and ORIX will not take, alone or in concert with others, any action to remove or oppose any director or director nominee nominated by the Nominating and Corporate Governance Committee of the Board.

Under the Governance Agreement, ORIX and its affiliates are restricted from taking certain actions during the Standstill Period (as defined in the Governance Agreement), including, but not limited to:

●

beneficially owning, individually or as part of a group, any class or series of voting securities of the Company in excess of 30% of the aggregate amount of then-outstanding voting securities of such class or series;

●

engaging in any “solicitation” of “proxies” (as such terms are defined under Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) relating to the election of directors with respect to the Company, become a “participant” (as such term is defined under Regulation 14A under the Exchange Act) in any solicitation seeking to elect directors not nominated by the Board or otherwise seek to influence any person or group with respect to the voting of any voting securities of the Company other than with respect to ORIX’s director nominees;

●

voting in favor of or otherwise supporting any transaction that would result in a Change of Control (as defined in the Governance Agreement) of the Company, if such transaction is opposed by the Board;

●

make any public request or proposal seeking to have the Company waive or make amendments to its organizational documents in a manner that would either impede or facilitate a Change of Control of the Company; and

●	making any public request or proposal that the Company effect any material change to its dividend policy.

Such restrictions will be suspended upon certain events, including, but not limited to, the Company’s entering into a definitive agreement providing for a transaction that would result in a Change of Control.

During the Standstill Period, ORIX is also required to vote or cause to be voted, on any action to be taken by the Company’s stockholders, in proportion to votes cast by all the stockholders of the Company (other than ORIX and its affiliates), all voting securities of the Company representing in excess of 25% of the outstanding voting power of the Company.

The Governance Agreement grants ORIX preemptive rights in the event of certain issuances of securities by the Company, as well as information rights with respect to the Company’s business, operations, finances, personnel and prospects, upon ORIX’s reasonable request, but in no event more than once during any twelve-month period.

The Governance Agreement will terminate or may be terminated as follows:

●	at the time ORIX and its affiliates collectively hold less than 5% of the voting power of all the outstanding voting securities of the Company;

●	upon the mutual written agreement of the Company and ORIX;

●	by ORIX, upon a material breach by the Company of the Governance Agreement that has not been cured within ten business days after written notice thereof has been received by the Company;

●	by the Company, upon a material breach by ORIX of the Governance Agreement that has not been cured within ten business days after written notice thereof has been received by ORIX; or

●	upon termination of the Stock Purchase Agreement prior to the closing of the transactions contemplated thereby.

Registration Rights Agreement

The Registration Rights Agreement provides, among other things, that ORIX may, at any time, request that the Company file a registration statement with the SEC in order to permit a public offering and sale of Company securities held by ORIX. ORIX may exercise such demand registration rights twice, provided that ORIX will be entitled to exercise such demand registration rights a third time in the event the Company includes shares for its own account or other selling stockholders in an offering pursuant to either of the first two demand registrations. ORIX may not exercise such demand registration rights less than 120 days following the effective date of a registration statement filed by the Company in respect of such demand registration rights or any other registration of securities held by ORIX. The Registration Rights Agreement also provides that if at any time the Company proposes to file a registration statement with the SEC in connection with any public offering of its common stock, ORIX will be permitted to require the Company to include the securities held by ORIX in such registration. At least 5 business days before the Company files any registration statement registering securities held by ORIX or any related prospectus, or any amendment or supplement thereto, the Company will furnish to ORIX for review copies of all documents proposed to be filed and include in such documents reasonable changes as ORIX and the Company may agree should be included.

The foregoing summaries of the Transaction Agreements are not exhaustive, do not contain complete descriptions of all of the parties’ rights and obligations under such Transaction Agreements and are qualified in their entirety by reference to the Commercial Cooperation Agreement, Governance Agreement and Registration Rights Agreement, copies of which are filed hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)     In connection with the ORIX Transaction and pursuant to the Governance Agreement, 3 of the directors currently serving on the Board, Mr. Robert E. Joyal, Mr. Ami Boehm and Mr. Gillon Beck, have each delivered or will deliver to the Company his resignation as a director of the Company, subject to and effective upon the closing of the transactions contemplated by the Stock Purchase Agreement.

(e)     In connection with the ORIX Transaction, the Compensation Committee of the Board (the “Committee”) approved the acceleration of the remaining vesting period applicable to unvested stock options to purchase 350,000 shares of the Company’s common stock and 42,500 shares of the Company’s common stock (the “Accelerated Stock Options”) previously granted to Mr. Angel, the Company’s principal executive officer, and Mr. Blachar, the Company’s principal financial officer, respectively, under the Company’s Amended and Restated 2012 Incentive Compensation Plan (the “Plan”). The Plan permits the Compensation Committee of the Board to accelerate the time at which any award under the Plan may first be exercised or the time during which any award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the award stating the time at which it may first be exercised or the time during which it will vest.

The Committee’s approval is subject to the closing of the ORIX Transaction and execution of a Lockup Agreement (the “Lockup Agreement”) and an undertaking (the “Undertaking”) by Mr. Angel and Mr. Blachar, respectively. The Lockup Agreement provides that, for a period of one year following the date of the Lockup Agreement, Mr. Angel will not sell, transfer or otherwise dispose of any shares of the Company’s common stock acquired through the exercise of the portion of the Accelerated Stock Options granted to him on June 14, 2016. The Lockup Agreement also provides that, for a period of 180 days following the foregoing initial lockup period, Mr. Angel will not sell, transfer or otherwise dispose of more than 50,000 shares of the Company’s common stock acquired through the exercise of the portion of the Accelerated Stock Options granted to him on June 14, 2016. Mr. Angel is also restricted from exercising any of the Accelerated Stock Options during either of the foregoing lockup periods to the extent such Accelerated Stock Options are not required to be exercised in connection with the ORIX Transaction. If, at the end of either lockup period, Mr. Angel is no longer employed by the Company other than by reason of a termination by the Company without Cause (as defined in Mr. Angel’s employment agreement) or a termination by Mr. Angel for Good Reason (as defined in Mr. Angel’s employment agreement), Mr. Angel will forfeit all such Accelerated Stock Options. The Undertaking provides that Mr. Blachar will not, for the period beginning on the date of the Undertaking and ending on June 30, 2018, sell, transfer or otherwise dispose of any shares of the Company’s common stock acquired through the exercise of the portion of the Accelerated Stock Options granted to him on June 14, 2016, as long as he is employed by the Company. The Lockup Agreement and the Undertaking will not apply to any other stock options or other incentive compensation which may be granted to Mr. Angel and Mr. Blachar, respectively, after the date of the Lockup Agreement and the Undertaking.

The foregoing summaries of the Lockup Agreement and the Undertaking are not exhaustive, do not contain complete descriptions of all of the parties’ rights and obligations under the Lockup Agreement and the Undertaking and are qualified in their entirety by reference to the Lockup Agreement and the Undertaking, copies of which are filed hereto as Exhibit 10.4 and Exhibit 10.5, respectively, and are incorporated herein by reference.

The Company expects to incur a charge against net income in the second quarter of fiscal year 2017 for stock-based compensation expense associated with the acceleration of the vesting period of the Accelerated Stock Options.

Item 8.01      Other Events.

On May 4, 2017, the Company issued a press release announcing the ORIX Transaction and the matters described herein. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d)            Exhibits

     Exhibit 10.1     Commercial Cooperation Agreement, dated as of May 4, 2017, by and between ORIX Corporation and Ormat Technologies, Inc.

     Exhibit 10.2     Governance Agreement, dated as of May 4, 2017, by and between ORIX Corporation and Ormat Technologies, Inc.

     Exhibit 10.3     Registration Rights Agreement, dated as of May 4, 2017, by and between ORIX Corporation and Ormat Technologies, Inc.

     Exhibit 10.4     Lock-up Agreement, dated as of May 4, 2017, by and between Isaac Angel and Ormat Technologies, Inc.

     Exhibit 10.5     Letter of Undertaking, dated as of May 4, 2017, by and between Doron Blachar and Ormat Technologies, Inc.

 Exhibit 99.1     Press Release of Ormat Technologies, Inc. dated May 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ormat Technologies, Inc.

By:	/s/ Isaac Angel
Name: Isaac Angel
Title: Chief Executive Officer

Date: May 4, 2017